Exhibit 10.21

EXECUTION VERSION

FORM OF
SECURITY AGREEMENT

among

SNC HOLDINGS CORP.,

VERITEQ ACQUISITION CORPORATION (d/b/a VERITEQ CORPORATION)

and

VTQ IP HOLDING CORPORATION

Dated as of November 28, 2012

TABLE OF CONTENTS
Page

i

SECTION 7.8	No Third-Party Beneficiaries	10
SECTION 7.9	Amendment and Modification	10
SECTION 7.10	Waiver; Remedies	10
SECTION 7.11	Governing Law	10
SECTION 7.12	Submission to Jurisdiction	10
SECTION 7.13	Waiver of Jury Trial	10
SECTION 7.14	Specific Performance	11
SECTION 7.15	Counterparts	11
SECTION 7.16	Further Assurances

Exhibit A: Specified Collateral

ii

FORM OF
SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of November 28, 2012, by and among SNC Holdings Corp., a Delaware corporation (the “Secured Party”); VeriTeQ Acquisition Corporation (d/b/a VeriTeQ Corporation), a Florida corporation (the “Debtor”); and VTQ IP Holdings Corporation, a Delaware corporation (“IP Holdco”).

RECITALS

WHEREAS, the Secured Party has agreed to extend credit to the Debtor in connection with the acquisition of certain assets of the Secured Party by the Debtor pursuant to an Asset Purchase Agreement, dated as of the date hereof, between the Secured Party and the Debtor (the “APA”) and evidenced by a Non-Negotiable Secured Convertible Subordinated Promissory Note (the “Note”), dated as of the date hereof, between the Secured Party and the Debtor.

WHEREAS, pursuant to the APA, certain assets acquired by the Debtor were transferred to IP Holdco, a wholly-owned subsidiary of the Debtor; and

WHEREAS, to induce the Secured Party to extend such credit in connection with the APA, the Debtor has agreed to pledge and to grant to the Secured Party a security interest in, and Lien upon, certain property of the Debtor described more particularly herein, and enter into a certain Royalty Agreement, dated as of the date hereof (the “Royalty Agreement”), and IP Holdco has agreed to pledge and to grant to the Secured Party a security interest in, and Lien upon, all property of IP Holdco, as described more particularly herein.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agrees as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1     Definitions.

(a)     Unless otherwise defined herein or in the Note, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that, in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claims” “Commodity Contract”; “Deposit Account”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “General Intangibles”; “Instruments”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)     Terms used but not otherwise defined herein that are defined in the Note shall have the meanings given to them in the Note.

(c)     The following terms shall have the following meanings:

“APA” shall have the meaning assigned to such term in the Recitals hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Cash Equivalents” shall mean: (i) U.S. dollar denominated securities issued, directly and fully guaranteed, or insured, by the United States government or any agency thereof, provided that the full faith and credit of the United States is pledged in support thereof; (ii) U.S. dollar denominated certificates of deposit, demand deposits, overnight bank deposits and bankers’ acceptances, in each case, of (a) any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, or (b) any of such commercial bank’s branches or agencies that (1) is a member of the Federal Reserve System, (2) issues commercial paper, rated at least “A-1” by S&P or “P-1” by Moody’s and (3) has combined capital and surplus of at least $50,000,000; (iii) U.S. dollar denominated commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s; and (iv) U.S. dollar denominated shares of any money market fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (iii) above, (b) has net assets of not less than $50,000,000 and (c) is rated at least “A-1” by S&P or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (ii) through (iv) above, inclusive, shall not exceed one hundred eighty (180) days.

“Debtor” shall have the meaning assigned to such term in the preamble hereto.

“Event of Default” shall have the meaning assigned to such term in Article V.

“Excluded Property” shall mean any assets, the granting or perfection of a Lien on which is prohibited by any Requirement of Law.

“GAAP” shall mean generally accepted United States accounting principles, applied on a consistent basis.

“IP Holdco” shall have the meaning assigned to such term in the preamble hereto.

“Lien” shall mean (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest of any kind in, on, or of, any property, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any property, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, (iv) any right of set off, recoupment, combination of accounts or similar rights, in each case whether by contract, operation of law or otherwise and (v) any agreement to give any interest described in clauses (i) through (iv).

“Minimum Royalties” shall have the meaning set forth in the Royalty Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., Moody’s Analytics, Inc. and/or their affiliates and licensors.

“Note” shall have the meaning assigned to such term in the Recitals hereto.

“Permitted Lien” shall mean (i) Liens in favor of the Secured Party created under the this Agreement; (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security or pension obligations; (iii) mechanics’, workmen’s, materialmen’s, suppliers’, construction or like Liens, in each case (a) for amounts not yet due and payable or (b) for amounts due and payable with respect to ordinary course claims being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established or bond has been posted; (iv) servitudes, easements (including utility easements), rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or intents therein as are of a nature generally existing with respect to properties of a similar character and which do not in any way materially interfere with the use thereof; (v) Liens for taxes not yet delinquent or, if delinquent, which are being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established; (vi) attachment or judgment Liens provided that such Liens are discharged within 60 days of the creation thereof; and (vii) from and after the Subordination Date (as defined in the Note), Liens in favor of the holders of any Senior Indebtedness; provided, however, that until this Agreement shall terminate in accordance with Section 7.1 hereof, the Liens created under this Agreement shall not be subordinated to any other Liens, including, without limitation, Liens in favor of the holders of any Senior Indebtedness, with respect to Seller’s IP Diligence Obligation or Seller’s obligation to pay the Minimum Royalties.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Requirement of Law” shall mean, collectively, any and all applicable requirements of any governmental authority including any and all treaties, laws, constitutions, licenses, directives, policies, legally binding requirements, restrictions, writs, injunctions, permits, compliance requirements, judgments, administrative decisions, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law and common law.

“Royalty Agreement” shall have the meaning ascribed to such term in the Recitals hereto.

“S&P” shall mean Standard & Poor’s Financial Services LLC.

“Secured Obligations” shall mean the obligations of the Debtor under the Note, the obligations of the Debtor to pay the Minimum Royalties and the Seller’s IP Diligence Obligation.

“Secured Party” shall have the meaning assigned to such term in the preamble hereto.

“Seller’s IP Diligence Obligation” shall have the meaning assigned to such term in the APA.

“Senior Indebtedness” shall mean any indebtedness of the Company permitted to be incurred pursuant to the provisions of Section 7 of the Note.

“Specified Collateral” shall have the meaning assigned to such term in Section 2.1.

“Sublicense Agreement” shall have the meaning assigned to such term in the APA.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s Lien on any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unauthorized Issuance” shall mean the issuance of any equity interest, or related right thereto, in IP Holdco, or the issuance of any other interest granting any rights to influence the management or policies of IP Holdco, whether by contract or any other means, except for those interests issued to the Debtor and included in the Specified Collateral.

SECTION 1.2     Resolution of Drafting Ambiguities. Each of the parties acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that it shall not cite to any rule of construction, or make any claim or argument, to the effect that ambiguities should be resolved against the drafting party in the interpretation of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1     Grant of Security Interest. (a) As collateral security for the payment and performance in full of all of the Secured Obligations, the Debtor and IP Holdco hereby each pledge and grant to the Secured Party, a Lien on all of their respective right, title and interest in, to, and under, the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, and in each case excluding any Excluded Property, the “Pledged Collateral”):

(i)       all assets specified on Exhibit A hereto (the “Specified Collateral”);

(ii)      all of the following: (a) to the extent evidencing Specified Collateral, Documents; (b) to the extent evidencing Specified Collateral, Instruments, (c) to the extent related to the Specified Collateral, Inventory; (d) to the extent related to Specified Collateral, General Intangibles; (e) to the extent related to Specified Collateral, Commercial Tort Claims; and (f) to the extent related to Specified Collateral, Supporting Obligations and all other forms of obligations owing to the Debtor or IP Holdco or in which the Debtor or IP Holdco may have any interest, however created or arising and whether or not earned by performance;

(iii)     all Letters of Credit and Letter-of-Credit Rights supporting payment of any Specified Collateral;

(iv)     to the extent not otherwise included above, all Records evidencing any of the foregoing; and

(v)      (a)(1) all Proceeds, products, rents and profits of, (2) all accessions to, and (3) all substitutions and replacements for, each of the foregoing, and (b) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor or IP Holdco from time to time with respect to any of the foregoing.

(b)     Notwithstanding anything to the contrary contained in clauses (i) through (v) above, inclusive, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property.

SECTION 2.2     Filings. The Debtor and IP Holdco each hereby irrevocably authorize the Secured Party and its counsel and representatives at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) the type of organization and any organizational identification number issued to the Debtor or IP Holdco and (ii) any financing or continuation statements or other documents without the signature of the Debtor or IP Holdco where permitted by law. The Debtor and IP Holdco shall provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtor and IP Holdco each hereby represent and warrant that:

SECTION 3.1     Authority. It has authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver, and perform this Agreement and the transactions contemplated hereby.

SECTION 3.2     No Default or Lien. Such execution, delivery, and performance will not contravene, constitute a default under or result in a Lien upon, any property of the Debtor or IP Holco (other than the Lien created hereby) pursuant to any applicable law or regulation or any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting the Debtor or IP Holdco.

SECTION 3.3     Enforceability. This Agreement constitutes a legal, valid, and binding obligation of each of the Debtor and IP Holdco, enforceable in accordance with its terms (except as enforceability may be affected by bankruptcy, insolvency, or other similar laws affecting the enforcement of the Secured Party’s rights), and this Agreement grants to the Secured Party a valid, first priority perfected and enforceable Lien on the Pledged Collateral.

SECTION 3.4     Ownership of Collateral. The Debtor and IP Holdco are (or, in the case of after-acquired Pledged Collateral, at the time the Debtor or IP Holdco acquire rights in the Pledged Collateral, will be) each the sole owner, as applicable, of, and have good and marketable title to, the Pledged Collateral being pledged by it hereunder.

SECTION 3.5     Priority. Except for Permitted Liens and security interests in favor of the Secured Party, no person has (or, in the case of after-acquired Pledged Collateral, at the time the Debtor or IP Holdco acquire rights therein, will have) any right, title, claim, or interest (by way of security interest or other Lien or charge) in, against or to the Pledged Collateral.

ARTICLE IV

COVENANTS AND AGREEMENTS OF THE DEBTOR AND IP HOLDCO

The Debtor and IP Holdco each hereby agree:

SECTION 4.1     Preservation of Collateral. To do all acts that may be reasonably necessary to maintain, preserve, and protect in all material respects the Pledged Collateral.

SECTION 4.2     Use of Collateral. Not to use, or permit to be used, any Pledged Collateral, in violation in any material respects of (i) this Agreement, (ii) any other agreement with the Secured Party related hereto, (iii) any applicable statute, regulation or ordinance or (iv) any policy of insurance covering the Pledged Collateral.

SECTION 4.3     Payment of Taxes, etc. To pay promptly when due all taxes, assessments, charges, encumbrances and Liens (other than Permitted Liens) now or hereafter imposed upon or affecting any Pledged Collateral, other than those being contested in good faith and for which adequate reserves (in accordance with GAAP) have been established.

SECTION 4.4     Possession of Pledged Collateral. Not to encumber, lease, sell or otherwise dispose of or transfer any Pledged Collateral and to keep the Pledged Collateral free of all levies, security interests or other Liens or charges other than those approved in writing by the Secured Party or Permitted Liens.

SECTION 4.5     Possession of Pledged Collateral. To keep the Pledged Collateral free of all levies, security interests or other Liens or charges other than (i) Liens approved in writing by the Secured Party, (ii) Permitted Liens, or (iii) the Liens created under this Agreement.

SECTION 4.6     Maintenance of Purchased IP. The Debtor and IP Holdco shall, in connection with patents, pending patent applications, trademarks and pending trademark applications that are included within the Pledged Collateral, the absence of which would have a material adverse effect on the business of the Debtor: (i) prosecute before the U.S. Patent and Trademark Office and foreign patent and trademark offices such pending patent and trademark applications; (ii) pay maintenance and annuity fees due for such patents, pending patent applications, trademarks and pending trademark applications; and (iii) to appear in and defend any action or proceeding that may affect the title to or the Secured Party’s interest in any patent, patent application, trademark or trademark application. In the event the Debtor or IP Holdco does not believe it is required to prosecute or maintain or defend such an action or proceeding relating to a patent, patent application, trademark or trademark application included within the Pledged Collateral, the Debtor shall provide Secured Party with reasonable advanced notice, in no event less than sixty (60) days, prior to the abandonment or lapse of such application, patent or trademark or within sixty (60) days of receiving notice of such an action or proceeding, and Secured Party shall have the right, exercisable at its expense and upon written notice, to take such action so the patent, trademark or application does not lapse or become abandoned, defend such action or proceeding and to require IP Holdco and the Debtor to take any and all actions required to immediately assign any and all right, title and interest in such application, patent or trademark to Secured Party.

SECTION 4.7     Compliance with Law. Subject to Section 4.7, to comply in all material respects with all laws, regulations, and ordinances relating to the possession, operation, maintenance, and control of the Pledged Collateral.

SECTION 4.8     Use in the Ordinary Course. Notwithstanding the foregoing provisions of this Article IV, nothing contained herein shall prevent the Debtor or IP Holdco from granting non-exclusive licenses (i) to each other, and (ii) in connection with the manufacture or sale of products or the provision of services, in each case in the ordinary course of business.

ARTICLE V

DEFAULT

An “Event of Default” under this Agreement shall be deemed to exist upon (a) the occurrence of any Event of Default under the Note; (b) the failure of the Debtor to pay any of the Minimum Royalties due under the Royalty Agreement, (c) the failure of the Debtor to perform the Seller’s IP Diligence Obligation in any material respect, or (d) the occurrence of an Unauthorized Issuance.

ARTICLE VI

REMEDIES

Upon the occurrence of an Event of Default, but subject to Section 7 of the Note and any subordination agreements entered into by the Secured Party in favor of any holder of Senior Indebtedness as provided for therein, the Secured Party may, at its option, and without notice to or demand on the Debtor and in addition to all rights and remedies available to the Secured Party, at law, in equity, or otherwise, do any one or more of the following:

SECTION 6.1     General Enforcement. Foreclose or otherwise enforce the Secured Party’s security interest in any manner permitted by law or provided for in this Agreement.

SECTION 6.2     Sale, etc. Sell, lease or otherwise dispose of any Pledged Collateral at one or more public or private sales at the Secured Party’s place of business or any other place or places, including, without limitation, any broker’s board or securities exchange, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Secured Party may determine.

SECTION 6.3     Costs of Remedies. Recover from the Debtor all costs and expenses, including, without limitation, reasonable attorney fees, incurred or paid by the Secured Party in exercising any right, power, or remedy provided by this Agreement.

SECTION 6.4     Cumulative Rights. The rights, powers, and remedies of the Secured Party under this Agreement shall be in addition to all rights, powers, and remedies given to the Secured Party by virtue of any statute or rule of law, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party’s security interest in the Pledged Collateral.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1     Termination. This Agreement and the Liens created hereby shall terminate upon the later of (i) repayment in full of the Note or conversion of any amounts not yet repaid under the Note into Shares (as defined in the Note), and (ii) Buyer having earned one million dollars ($1,000,000) from sales of products incorporating the Purchased IP and/or the Intellectual Property licensed under the Sublicense Agreement. Upon such termination of this Agreement and the Liens created hereby, Debtor is authorized to file a UCC-3 termination statement and such other appropriate documents and instruments to evidence such termination.

SECTION 7.2     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

SECTION 7.3     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

If to the Secured Party:	c/o Nexsen Pruet LLC
701 Green Valley Road
Suite 100
Greensboro, NC 27408
Facsimile: (336) 387-8923
E-mail: cmyatt@nexsenpruet.com
Attention: Christy Myatt

with a copy to:	Greenberg Traurig, LLP 3333 Piedmont Road NE Suite 2500 Atlanta, GA 30305
Facsimile: (678) 553-2453
E-mail: elowew@gtlaw.com
Attention: Wayne Elowe

If to the Debtor or IP Holdco:	c/o VeriTeQ Corporation
Congress Office Park
220 Congress Park Drive, Suite 200
Delray Beach, FL 33445
Facsimile:
E-mail: ssilverman@veriteqcorp.com
Attention: Scott R. Silverman, Chairman and CEO

with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Facsimile: (212) 806-7793
E-mail: tlenson@stroock.com
Attention: Todd E. Lenson, Esq.

SECTION 7.4     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

SECTION 7.5     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

SECTION 7.6     Entire Agreement. This Agreement, the exhibits and schedules hereto and the other documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder and the Exhibits, the statements in the body of this Agreement will control.

SECTION 7.7     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

SECTION 7.8     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.9     Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

SECTION 7.10     Waiver; Remedies. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

SECTION 7.11     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles thereof, except for Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York.

SECTION 7.12     Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York, borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 7.13     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.14     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 7.15     Further Assurances. The Debtor and IP Holdco agree, at Secured Party’s expense, to promptly execute and deliver from time to time, upon the reasonable request of Secured Party, any additional statements or other instruments in order for Secured Party to perfect the security interests granted under this Agreement.

SECTION 7.16     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SNC HOLDINGS CORP.

By	/s/ J. Gelles
Name: J. Gelles
Title: President

VERITEQ ACQUISITION CORPORATION

By	/s/ Scott Silverman
Name: Scott Silverman
Title: CEO

VTQ IP HOLDING CORPORATION

By	/s/ Scott Silverman
Name: Scott Silverman
Title: CEO

[SIGNATURE PAGE TO SECURITY AGREEMENT]

EXHIBIT A

SPECIFIED COLLATERAL

1.     The Purchased Assets (as such term is defined in the APA).

2.     100 shares of common stock of IP Holdco, par value $0.001 per share, which, as of the Closing Date, shall constitute 100% of the capital stock of IP Holdco.